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                                                                    Exhibit 10.8



                       Closed Block Business Tax Agreement





                           dated as of April 30, 2002



                                     between



                              The MONY Group, Inc.



                                       and



                               MONY Holdings, LLC

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                       CLOSED BLOCK BUSINESS TAX AGREEMENT

CLOSED BLOCK BUSINESS TAX AGREEMENT (this "Agreement"), dated as of April 30, 2002, between The MONY Group, Inc., a Delaware corporation ("Parent") and MONY Holdings, LLC, a Delaware limited liability company ("Holdings").

                                    RECITALS

                  WHEREAS, MONY Life Insurance Company, a New York stock life insurance company that is directly wholly-owned by Holdings ("MONY Life") and each subsidiary of MONY Life that is a member of the Parent tax affiliated group will be parties to the Agreement to Allocate Consolidated Federal Income Tax Liability effective as of January 1, 1994 (as it may be amended from time to time, the "Affiliated Group's Tax Sharing Agreement");

                  WHEREAS, under the Affiliated Group's Tax Sharing Agreement, MONY Life and each of its subsidiaries that is a member of the Parent tax affiliated group will be required to make a payment to, or entitled to receive a payment from, Parent with respect to each entity's allocated share of the Parent affiliated group's United States federal income tax liability and benefits;

                  WHEREAS, in Appendix A to the Closed Block Memorandum (as defined in Section 8.1 of the Plan of Reorganization), there is set forth the "Closed Block Tax Sharing Procedure" pursuant to which the Closed Block is treated as a separate line of business for the purpose of the allocation of MONY Life's taxes among its lines of business, and Parent and Holdings desire that the Closed Block Tax Sharing Procedure treatment continue without change;

                  WHEREAS, Parent and Holdings desire that for tax purposes the Closed Block Business within MONY Life (it being understood that there is no Closed Block Business within any subsidiary of MONY Life) will be treated as if it were a consolidated subsidiary under the Affiliated Group's Tax Sharing Agreement (and, in addition, the Ongoing Businesses within MONY Life will be treated as if it were a consolidated subsidiary under the Affiliated Group's Tax Sharing Agreement;

                  WHEREAS, Parent and Holdings wish to establish arrangements for the allocation and payment of the amounts due to and from MONY Life and its subsidiaries that are members of the Parent tax affiliated group, on the one hand, and Parent on the other, under the Affiliated Group's Tax Sharing Agreement and to provide (i) in this Agreement for the allocation and payment of certain tax benefits and tax liabilities attributable to the Closed Block Business of Holdings and MONY Life (it being understood that only Holdings and MONY Life include Closed Block Business) and (ii) in a separate agreement (the "OB Tax Agreement") entered into by Parent and Holdings concurrently with the entering into of this Agreement, for the allocation and payment of certain tax benefits and tax liabilities attributable to the Ongoing Businesses of each legal entity (including Parent, Holdings, MONY Life and each subsidiary of MONY Life that is a member of the Parent tax affiliated group) (it being understood that the entirety of the

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business of Parent and each subsidiary of MONY Life is attributable to the
Ongoing Businesses);

                  WHEREAS, Parent and Holdings wish to establish arrangements for the netting of certain payments due under this Agreement and the OB Tax Agreement to insure that no entity will, on any Payment Date (as defined herein), be both making a payment to another entity and receiving a payment from that other entity and wish to set forth these netting procedures in detail in this Agreement (and not in the OB Tax Agreement);

                  NOW, THEREFORE, in consideration of these premises and of the mutual agreements and covenants contained herein, Parent and Holdings agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Indenture. In addition, as used in this Agreement, the following terms have the following meanings:

                  "Affiliated Group's Tax Sharing Agreement" has the meaning specified in the recitals to this Agreement.

                  "CB Debt" means the senior, secured indebtedness of Holdings to be issued pursuant to the Indenture.

                  "Closed Block Tax Sharing Procedure" has the meaning specified in the recitals to this Agreement.

                  "Holdings" has the meaning specified in the preamble to this Agreement.

                  "Indenture" means the Indenture, dated as of April 30, 2002, by and among Holdings, Ambac Assurance Corporation, Parent and Bank One Trust Company, N.A.

                  "Member of the Domestic Life Insurance Group" means MONY Life and each of its subsidiaries that is a member of the Parent affiliated tax group.

                  "MONY Life" has the meaning specified in the recitals to this Agreement.

                  "OB Tax Agreement" has the meaning specified in the recitals to this Agreement.

                  "Parent" has the meaning specified in the preamble to this Agreement.

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                  "Payment Date" means any date of settlement or payment
         referred to in the Affiliated Group's Tax Sharing Agreement.

                  "Tax Agreements" means this Agreement and the OB Tax
         Agreement.

                                   ARTICLE II

                          TAX ALLOCATIONS AND PAYMENTS

                  Section 2.01. Computation and Payment of U.S. Federal, State and Local Tax Liabilities and Benefits Allocated to Holdings.

              (a) Holdings will be allocated a federal, state and local income tax liability or a federal, state and local income tax benefit (associated with deductions and credits) with respect to its Closed Block Business, calculated as if Holdings' Closed Block Business were a separate subsidiary subject to the Affiliated Group's Tax Sharing Agreement.

              (b) Holdings' Closed Block Business will be allocated all federal, state and local income tax benefits associated with the CB Debt.

              (c) For purposes of the computations made pursuant to Sections 2.01(a) and (b) hereof, (i) the federal income tax liabilities and benefits associated with Holdings' Closed Block Business (including the benefit associated with the CB Debt) will be calculated using the highest federal statutory marginal tax rate applicable to corporations at the relevant time,
(ii) the state and local income tax liabilities (and state and local income tax benefits) attributable to Holdings' Closed Block Business will be calculated using a fixed rate of zero percent and (iii) the allocation to Holdings of the income tax benefits associated with the CB Debt will be made whether or not the Ongoing Businesses of Parent or of any other entity can utilize such benefit at the time of such allocation or at any other time.

              (d) Holdings agrees to pay to Parent an amount equal to any tax liability allocated to Holdings pursuant to this Section 2.01 and Parent agrees to pay to Holdings an amount equal to any tax benefit allocated to Holdings pursuant to this Section 2.01 (in accordance with Sections 2.04 and 2.05 hereof).

              (e) Until Holdings has repaid the CB Debt or is released from its obligations under the CB Debt and to the Insurer, if all or part of the CB Debt is recharacterized for income tax purposes as other than debt or a change in law, including any interpretation of any law, significantly reduces the income tax benefit associated with the interest expense on all or part of the CB Debt, then the federal, state and local income tax benefits associated with the CB Debt will continue to be reflected in the tax payment computations made pursuant to this Section 2.01 as if such recharacterization or change in law had not taken place.

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                  Section 2.02. Payments from MONY Life.

                  (a) Parent agrees to irrevocably instruct MONY Life, for the benefit of Holdings, until such time as Holdings has repaid the CB Debt or is released from its obligations under the CB Debt and to the Insurer, to pay to Holdings any amounts MONY Life owes to Parent under the Affiliated Group's Tax Sharing Agreement that are attributable to MONY Life's Closed Block Business, subject to Section 3.01 hereof. Holdings agrees to pay such amounts to Parent (in accordance with Sections 2.04 and 2.05 hereof). Parent hereby agrees that until such time as Holdings has repaid the CB Debt or is released from its obligations under the CB Debt and to the Insurer, Parent will not exercise the option set forth in the penultimate sentence of the first paragraph of Section
(6) of the Affiliated Group's Tax Sharing Agreement.

                  (b) In no event will MONY Life be obligated to pay under the Affiliated Group's Tax Sharing Agreement, the Tax Agreements and the Tax Payment Instructions, taken together, any amount (after taking into account any netting under Section 3.01 hereof) in excess of the amount MONY Life would otherwise have been obligated to pay under the Affiliated Group's Tax Sharing Agreement.

                  Section 2.03. Payments to MONY Life.

                  Holdings agrees that, until such time as Holdings has repaid the CB Debt or is released from its obligations under the CB Debt and to the Insurer, it will pay to MONY Life any amounts owed to MONY Life by Parent under the Affiliated Group's Tax Sharing Agreement that are attributable to MONY Life's Closed Block Business. Parent agrees to pay such amounts to Holdings (in accordance with Sections 2.04 and 2.05 hereof).

                  Section 2.04. Timing of Tax Allocation Commutations and Payments.

                  The amounts due under Sections 2.01, 2.02 and 2.03 hereof, subject to Sections 3.01, 3.02 and 3.04 hereof, will be payable on the corresponding Payment Dates under the Affiliated Group Tax Sharing Agreement.

                  Section 2.05. Netting of Payments Between Parent and Holdings.

                  Subject to Sections 3.01, 3.02 and 3.04 hereof, all payments to be made by Parent to Holdings, and all payments to be made by Holdings to Parent, on any Payment Date under this Agreement will be netted and set off against one another, and only a single payment of the net amount due will be payable by the party owing the larger amount.

                  Section 2.06. Payments Made to/from DSCA - Subaccount CBB.

                  Subject to Section 3.07 hereof, all payments made or received by Holdings under this Agreement will be made from, or deposited in, the DSCA-Subaccount CBB.

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                  Section 2.07. Payments to and from Closed Block.

                  Pursuant to the requirements of the Closed Block Tax Sharing Procedure and in accordance with the timing therein provided, amounts payable to the Closed Block shall be paid by the Ongoing Businesses within MONY Life and amounts payable by the Closed Block shall be paid to the Ongoing Businesses within MONY Life.

                                  ARTICLE III

                   NETTING, TIMING AND APPLICATION OF PAYMENTS

                  Section 3.01. Netting of Amounts Due To and From MONY Life.

                  (a) Parent and Holdings agree that if on any Payment Date MONY Life (i) is required to make a payment to Holdings with respect to its Closed Block Business pursuant to Section 2.02 of this Agreement and entitled to receive a payment from Holdings with respect to its Ongoing Businesses pursuant to Section 2.03 of the OB Tax Agreement or (ii) is required to make a payment to Holdings with respect to its Ongoing Businesses pursuant to Section 2.02 of the OB Tax Agreement and entitled to receive a payment from Holdings with respect to its Closed Block Business pursuant to Section 2.03 of this Agreement, then the two payments will be netted and set off against one another, and only a single payment of the net amount due will be made by the party owing the larger amount.

                  (b) If, on any Payment Date referred to in Section 3.02(b) hereof, Holdings is required to make a payment to, or entitled to receive a payment from, MONY Life in accordance with Section 3.02(b) hereof, Section 3.01(a) hereof will be applied by taking into account each such payment, as well as the other payments referred to in Section 3.01(a).

                  Section 3.02. Timing of Net Payments Due To and From the Members of the Domestic Life Insurance Group.

                  (a) Payments Due on the Payment Dates with Respect to a Tax Year. If, on any Payment Date, there is (after taking into account this Agreement and the OB Tax Agreement) both: (1) a net payment due from any Member of the Domestic Life Insurance Group to Holdings and (2) a net payment due from Holdings to such Member of the Domestic Life Insurance Group, then the net payment in clause (1) will be paid and the net payment in clause (2) will not be paid on that Payment Date (except as provided in Section 3.02(b) hereof).

                  (b) Payments (other than Adjustments and Penalties) Due After All Payment Dates with Respect to a Tax Year Have Passed; Payments of Adjustment and Penalties.

                  (i) If, after all Payment Dates with respect to any tax year have passed, a net amount is due from Holdings to any Member of the Domestic Life Insurance Group with respect to that tax year (after taking into account this Agreement and

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         the OB Tax Agreement, but excluding amounts allocated pursuant to
         Section 4.01 hereof or Article III of the OB Tax Agreement), that net amount will be payable by Holdings on a Payment Date chosen by Parent; on that Payment Date such amount will be paid by Parent to Holdings and by Holdings to such Member (subject, in the case of MONY Life, to there being a netting under Section 3.01 hereof with respect to other amounts due on that same Payment Date to Holdings from MONY Life).

                  (ii) If, after all Payment Dates with respect to any tax year have passed, a net amount is due from any Member of the Domestic Life Insurance Group to Holdings with respect to that tax year (after taking into account this Agreement and the OB Tax Agreement, but excluding amounts allocated pursuant to Section 4.01 hereof or Article III of the OB Tax Agreement), that net amount will be payable by such Member on a Payment Date chosen by Parent, and on that Payment Date such amount will be paid by such Member to Holdings (subject, in the case of MONY Life, to there being a netting under Section 3.01 hereof with respect to other amounts due on that same Payment Date to MONY Life from Holdings) and by Holdings to Parent.

                  (iii) If, with respect to any tax year, a net amount of tax, interest, and/or penalties allocated pursuant to Section 4.01 hereof or
         Article III of the OB Tax Agreement is due from Holdings to any Member of the Domestic Life Insurance Group, that net amount will be payable by Holdings on a Payment Date chosen by Parent; and on that Payment Date such amount will be paid by Parent to Holdings and by Holdings to such Member (subject, in the case of MONY Life, to there being a netting under Section 3.01 hereof with respect to other amounts due on that same Payment Date to Holdings from MONY Life).

                  (iv) If, with respect to any tax year, a net amount of tax, interest, and/or penalties allocated pursuant to Section 4.01 hereof or
         Article III of the OB Tax Agreement is due from any Member of the Domestic Life Insurance Group to Holdings, that net amount will be payable by such Member on a Payment Date chosen by Parent; and on that Payment Date such amount will be paid by such Member to Holdings (subject, in the case of MONY Life, to there being a netting under Section 3.01 hereof with respect to other amounts due on that same Payment Date to MONY Life from Holdings) and by Holdings to Parent.

                  Section 3.03. Transfers of Funds Within Holdings to Reflect Netting of Amounts Due To and From MONY Life.

                  If on any Payment Date a netting of amounts due under this Agreement occurs under Section 3.01 hereof with respect to MONY Life, then (i) if the payment(s) due from Holdings to MONY Life was due under this Agreement, then Holdings will transfer funds, in an amount equal to the amount that was set off (under Section 3.01), from the DSCA - Subaccount CBB to the Ongoing Businesses within Holdings and such funds will be held outside the Debt Service Coverage Account and available to the Ongoing Businesses for any purpose (including making any payments under the OB Tax

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Agreement) and will not be part of the Collateral; and (ii) if the payment(s)
due from Holdings to MONY Life was due under the OB Tax Agreement, then Holdings will transfer funds, in an amount equal to the amount that was set off (under
Section 3.01), to the DSCA - Subaccount CBB from the Ongoing Businesses within Holdings, subject to Section 3.07 hereof.

                  Section 3.04. Netting of Amounts Due Between Parent and Holdings Under this Agreement and the OB Tax Agreement.

                  (a) If, on any Payment Date, Parent or Holdings is required to make a payment to the other under this Agreement and entitled to receive a payment from the other under the OB Tax Agreement (or required to make a payment to the other under the OB Tax Agreement and entitled to receive a payment from the other under this Agreement), then the two payments will be netted and set off against one another, and only a single payment of the net amount due will be made by the party owing the larger amount.

                  (b) The net amount actually payable by Holdings to Parent pursuant to Sections 2.02 and 3.02(b) of this Agreement and Section 2.02 of the OB Tax Agreement (collectively) on any Payment Date will in no event exceed the net amount actually received by Holdings from the Members of the Domestic Life Insurance Group pursuant to Sections 2.02 and 3.02(b) of this Agreement and
Section 2.02 of the OB Tax Agreement (collectively) on such date after any applicable netting under Section 3.01 hereof. The net amount actually payable by Holdings to Members of the Domestic Life Insurance Group (collectively) pursuant to Sections 2.03 and 3.02(b) of this Agreement and Section 2.03 of the OB Tax Agreement (collectively) on any Payment Date after any applicable netting under
Section 3.01 hereof will in no event exceed the amount actually received by Holdings from Parent pursuant to Sections 2.03 and 3.02(b) of this Agreement and
Section 2.03 of the OB Tax Agreement (collectively) on such date.

                  Section 3.05. Transfers of Funds Within Holdings to Reflect Netting under Section 3.04(a) of Amounts Due Between Parent and Holdings.

                  If on any Payment Date a netting of the obligations under this Agreement and the OB Tax Agreement occurs (under Section 3.04(a) hereof) with respect to amounts due between Parent and Holdings: (1) if the payment due from Holdings to Parent was due under the OB Tax Agreement, then Holdings will transfer funds, in an amount equal to the amount that was set off, to the DSCA-Subaccount CBB from the Ongoing Businesses within Holdings; and (2) if the payment due from Holdings to Parent was due under this Agreement, then Holdings will transfer funds, in an amount equal to the amount that was set off, from the DSCA - Subaccount CBB to the Ongoing Businesses within Holdings and these funds will be held outside the Debt Service Coverage Account and available to the Ongoing Businesses for any purpose (including making any payments under the OB Tax Agreement) and will not be part of the Collateral, in each case, subject to
Section 3.07 hereof.

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                  Section 3.06. Transfers of Funds Within MONY Life to Reflect
Netting under Section 3.01 of Amounts Due To and From Holdings.

                  Parent will instruct MONY Life that if, on any Payment Date a netting of amounts due under this Agreement and the CBB Payment Instructions and the OB Tax Agreement and the OB Payment Instructions occurs under Section 3.01 hereof with respect to MONY Life, then MONY Life will make internal book adjustments to reflect a transfer between MONY Life's Closed Block Business and MONY Life's Ongoing Businesses.

                  Section 3.07. All CBB Tax Payments Made to/from Holdings are Paid to/from DSCA-Subaccount CBB Provided that No Funds Flow into and then out of DSCA-Subaccount CBB on any Payment Date.

                  For the avoidance of doubt, in accordance with the foregoing (including Sections 2.06, 3.03 and 3.05) and subject to clauses (a) and (b) below, on each Payment Date, Holdings will deposit in the DSCA - Subaccount CBB an amount equal to the aggregate amount of (x) all payments on that Payment Date from Holdings' Ongoing Businesses to Holdings' Closed Block Businesses as described under Sections 3.03 and 3.05 hereof and (y) all payments received by Holdings from any Member of the Domestic Life Insurance Group or from Parent pursuant to this Agreement on that Payment Date, and will pay from the DSCA - Subaccount CBB all net amounts that Holdings is required to pay on that Payment Date under this Agreement; provided that:

                  (a) prior to depositing such amounts in the DSCA - Subaccount CBB, Holdings will deduct therefrom all payments that Holdings is required to make on that Payment Date (x) from Holdings' Closed Block Business to Holdings' Ongoing Businesses as described under Sections 3.03 and 3.04 hereof and (y) to Parent and any Member of the Domestic Life Insurance Group pursuant to this Agreement; and further, provided, that,

                  (b) the net amount retained and deposited into the DSCA-Subaccount CBB on any Payment Date will be no less than the tax benefit, if any, attributed to Holdings' Closed Block Business with respect to the applicable tax period; and the net amount withdrawn from the DCSA - Subaccount CBB on any Payment Date will be no more than the tax liability, if any, attributed to Holdings' Closed Block Business with respect to the applicable tax period.

                                   ARTICLE IV

                     ADJUSTMENTS AND PENALTIES; SETTLEMENTS

                  Section 4.01. Allocation of Adjustments and Penalties.

                  In determining the amount of tax liabilities and tax benefits attributable to the Closed Block Business within Holdings or MONY Life (i) in the case of any adjustment attributable to the settlement or other resolution of a tax controversy or the filing of an amended tax return (to the extent related to a tax period covered by this

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Agreement), the Closed Block Business within each such entity will be allocated its appropriate shares of any tax and related interest liability or tax and related interest benefit arising therefrom (as if it were a consolidated subsidiary under the Affiliated Group's Tax Sharing Agreement) and (ii) in the case of any penalties due, the penalties will be allocated to the Closed Block Business within each such entity (as if it were a consolidated subsidiary under the Affiliated Group's Tax Sharing Agreement) in the manner described in the Affiliated Group's Tax Sharing Agreement. Parent generally intends that this allocation not result in penalties being allocated to any entity (or the Closed Block Business within any entity) that did not contribute to the activity that gave rise to the penalty.

                  Section 4.02. Settlements Involving the Closed Block Business.

                  Any settlement with the Internal Revenue Service involving the Closed Block Business will be made in good faith and with due regard to the merits of the tax position taken by the Closed Block Business relative to the merits of any tax position taken by the Ongoing Businesses, in each case, that are the subject of such settlement. Parent generally intends that any settlement with the Internal Revenue Service involving the Closed Block Business not result in the Closed Block Business paying more than its proportionate share of the asserted deficiency. Subject to the foregoing, Parent will have sole discretion to assess the relative merits of tax positions that are the subject of any such settlement.

                                   ARTICLE V

                                 INTERPRETATION

                  Section 5.01. General.

                  The parties intend that this Agreement (together with the OB Tax Agreement) be consistent with the Affiliated Group's Tax Sharing Agreement and the Closed Block Tax Sharing Procedure and that it be interpreted and applied accordingly.

                  Section 5.02. No Double Counting of Any Tax Item.

                  The parties intend that the provisions of this Agreement and the OB Tax Agreement be applied in a manner that prevents any item of income, deduction, gain, loss, credit, tax cost or tax benefit from being taken into account more than once.

                  Section 5.03. Duplicative Provisions.

                  If any provision of this Agreement is duplicative of any provision of the OB Tax Agreement, the two provisions will together be applied only once and any payment or other action taken pursuant thereto shall be considered to have been made pursuant to both provisions.

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                  Section 5.04. Nature of Payments.

                  Unless otherwise provided herein, any net payment required under this Agreement from one corporation (or limited liability company) to another corporation (or limited liability company) shall be a timely cash payment rather than an internal book adjustment.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.


                                       THE MONY GROUP, INC.


                                       By: /s/ Bart Schwartz
                                          --------------------------------------
                                          Name:  Bart Schwartz
                                          Title: Senior Vice President
                                                 and General Counsel


                                       MONY HOLDINGS, LLC


                                       By: /s/ Richard Daddario
                                          --------------------------------------
                                          Name:  Richard Daddario
                                          Title: Chief Financial Officer